EXHIBIT 10.4

                           PURCHASE AND SALE AGREEMENT


     This Agreement dated September 24, 1999 by and among The Hain Food Group, Inc., a Delaware corporation, located at 50 Charles Lindbergh Boulevard, Uniondale, New York 11553 ("Hain"), Earth's Best, Inc., an Idaho corporation, located at 877 West Main Street, Suite 510, Boise, Idaho 83702 ("EB") and H. J. Heinz Company, a Pennsylvania corporation and parent corporation of EB, located at 600 Grant Street, Pittsburgh, Pennsylvania 15219 ("Heinz").

                                   WITNESSETH:


     WHEREAS, Hain and Heinz entered into that certain Licensing and Profit Sharing Agreement dated April 1, 1999 (the "License Agreement"), wherein Heinz USA, a division of Heinz, as licensee to EB, granted an exclusive sublicense to Hain to utilize the United States trademarks owned by EB in connection with the manufacture, marketing, sale and distribution of Certified Organic food products through Retail Foods Channels and Natural Foods Channels; Any capitalized terms not otherwise defined herein shall have the meanings ascribed in the License Agreement ;

     WHEREAS, Hain is now desirous of entering into an agreement wherein Hain acquires all of the Trademarks (as herein defined) which are owned by EB and where such agreement shall supersede the License Agreement in its entirety other than with respect to those terms which expressly survive the termination of that License Agreement;

     WHEREAS, EB and Heinz are desirous of selling the Trademarks to Hain pursuant to the terms set forth herein (the "Acquisition");

     WHEREAS, concurrently with the Acquisition, EB and Hain is entering into that certain Securities Purchase Agreement dated September 24, 1999, together with all Exhibits and Schedules thereto (the "Stock Purchase Agreement");

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   Definitions


     "Acquisition Shares" shall have the meaning specified in Section 3.1.

     "Affiliate" means a person, firm or corporation, which directly or indirectly, alone or through one or more intermediaries, controls, or is controlled by, or is under common control with a specified person, firm or corporation.

     "Agreement" shall mean this Agreement between Hain and EB as originally executed and delivered, as the same may be amended or supplemented in accordance with the provisions hereof, together with all Exhibits and Schedules made a part hereof by the references thereto.

     "Closing" and "Closing Date" shall have the respective meanings specified in Section 4.1.

     "Trademarks" shall mean all United States and foreign pending trademark applications and registrations owned by EB (as set forth on Schedule A attached hereto), together with all goodwill associated therewith as well as all label and package designs embodying the trademarks and any unregistered trademark rights or common law trademark rights and all rights of copyright in all labels, packaging and packaging designs and components thereof which EB may have throughout the world, including all renewals thereof; and the right to sue and to recover damages or other appropriate relief for all past infringements of the foregoing and further provided that any and all intellectual property assets and rights owned by Heinz and Heinz Affiliates (other than EB) shall be expressly excluded from this definition of Trademarks.


                                   ARTICLE II

                               Transfer of Assets


     Section 2.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, EB shall assign, transfer, deliver and convey to Hain the Trademarks (as herein defined).

                                   ARTICLE III

                                  Consideration


     Section 3.1 Consideration. As consideration for the purchase of the Trademarks, Hain shall pay to Heinz on the Closing Date an amount equal to Twenty-Two Million Dollars ($22,000,000) consisting of: (i) Four Million Six Hundred Twenty Thousand Dollars ($4,620,000) in cash by wire transfer of immediately available United States funds to an account designated in writing by EB and (ii) 670,234 shares of common stock of Hain, par value $.01 per share (the "Acquisition Shares");

     Section 3.2 Allocation of Consideration. The amount paid to EB pursuant to Clause 3.1, hereto, Twenty-Two Million Dollars ($22,000,000), represents the fair market value of the Trademarks. Each of EB and Hain agree that (i) such amount will be allocated to the Trademarks in accordance with the requirements of Section 1060 of the U.S. Internal Revenue code, and the regulations thereunder and (ii) all appropriate tax filings will be made on a basis consistent with the allocation referenced above.

     Section 3.3 Legends. Each certificate representing the Acquisition Shares shall bear the following legend in addition to any other legend that may be required from time to time under applicable law or pursuant to any other contractual obligation:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF AN INVESTOR'S AGREEMENT DATED SEPTEMBER 24, 1999 BY AND BETWEEN THE HAIN FOOD GROUP, INC. ("HAIN") AND EARTH'S BEST, INC. ("EBI"). SUCH SECURITIES ARE ALSO SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED SEPTEMBER 24, 1999 BY AND BETWEEN HAIN AND EBI. ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENTS, A COPY OF EACH OF WHICH IS ON FILE WITH HAIN.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH HAIN MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION

     OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.


                                   ARTICLE IV

                                     Closing


     Section 4.1 Closing Date. The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of Davis, Polk & Wardwell, 450 Lexington Ave., New York, New York 10017, or as soon thereafter as practicable, but not later than the fifth business day after the satisfaction or waiver of the conditions set forth herein and in Article III of the Stock Purchase Agreement, or at such other location, date and time as may be mutually agreed upon between EB and Hain. The day on which the Closing actually takes place is referred to herein as the "Closing Date". The Closing shall be deemed to have occurred on the close of business on the Closing Date.

     Section 4.2 EB Closing Deliverables. At the Closing, EB shall deliver to Hain the following:

          (a) a duly executed General Assignment of all Trademarks as set forth in Schedule 4.2 attached hereto;

          (b) duly executed U.S. and foreign trademark assignments for each specified jurisdiction as set forth in Schedule A attached hereto;

          (c) the officer's certificate and documents referred to in Section 7.1(c);

          (d) a duly executed assignment for that certain Distribution Agreement dated May 17, 1997, as amended, by and between EB and Nutrimedic PTE, Ltd.;

          (e) all other documents referenced in the Stock Purchase Agreement which may be required for the issuance of the Acquisition Shares;

          (f) a notice of termination of the License Agreement which shall include mutually agreeable provisions relative to the payments required under the terms of such Agreement;

          (g) a notice of termination of that certain license agreement dated March 7, 1996 by and between EB and Heinz U.S.A, a division of H.J. Heinz Company ("the HUSA Agreement).

     Section 4.3 Hain Closing Deliverables. At the Closing, Hain shall deliver to EB the following:

          (a) the cash consideration set forth in Section 3.1;

          (b) stock certificates in definitive form, registered in the name of EB or its designee, representing the Acquisition Shares;

          (c) the officer's certificate and documents referred to in Section 7.2
     (c);

          (d) a consent agreement evidencing Hain's consent to Heinz Affiliates' continued distribution and manufacture (as applicable) of EB products in each of Canada, Australia and New Zealand from the Closing Date for a period of the earlier of (i) sixty (60) days or (ii) until such time as the Service Agreement (as defined herein) is finalized and executed by Hain and Heinz;

          (e) all other documents referenced in the Stock Purchase Agreement which may be required for the issuance of the Acquisition Shares.


                                    ARTICLE V

                         Representations and Warranties


     Section 5.1 Representations and Warranties of EB.

     (a) Incorporation. EB is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho and, except as provided in
Section 9.5, shall remain in valid existence and in good standing under the laws of the State of Idaho after the Closing Date, for at least seven (7) years.

     (b) Authority. EB has all requisite power and authority to execute and deliver this Agreement and any other agreements required or contemplated to be executed and delivered hereby, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the terms of this Agreement has been duly authorized by the Board of Directors of EB, and no other corporate act or proceeding on the part of EB or Heinz is necessary to approve the execution, delivery and performance of this Agreement.

     (c) Execution and Binding Effect. This Agreement has been, and at Closing will be, duly executed and delivered by a duly authorized officer of EB and constitutes, and at Closing will constitute, the legally valid and binding obligations of EB, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization, liquidation or other laws relating to or affecting creditors' rights or by equitable principles.

     (d) Trademarks.

          (i) Attached as Schedule A is a listing and description of all United States and foreign pending trademark applications and issued registrations which are owned by EB;

          (ii) Except as set forth in Schedule 5.1

               (A) EB is the owner of all right, title and interest in and to each of the Trademarks;

               (B) EB has not licensed or granted any party the right to use any of the Trademarks;

               (C) All of the United States registered trademarks are valid and enforceable and are free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims;

               (D) The United State trademark application, #75/480,504, is valid and upon issuance will be enforceable.

               (E) The Canadian registered trademark is valid and enforceable and is free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims;

               (F) The Canadian trademark application is valid and upon issuance will be enforceable;

               (G) There are no current claims or proceedings pending or, to the knowledge of EB, threatened which challenge the rights of EB in any respect in and to any of the United States and Canadian trademark applications and registrations;

               (H) As to Trademarks in jurisdictions other than the United States and Canada, to the knowledge of EB, EB has received no written notice of any current claims or proceedings pending in any respect in and to any of such Trademarks.

               (I) To the knowledge of EB, none of the Trademarks are infringed by any trademark or tradename owned or used by another party;

               (J) To the knowledge of EB, there are no orders, decrees, judgments or stipulations pending against or affecting the Trademarks.

     (e) Litigation. There is no action, suit or proceeding pending or threatened against or affecting EB, in any of its rights or assets before any court or arbitrator or any governmental body, agency or official which seeks to prohibit or could adversely affect the ability of EB to enter into this Agreement or perform its obligations hereunder.

     (f) Contravention. The execution, delivery and performance of this Agreement by EB and the consummation of the transactions contemplated hereby and thereby do not, or if to be executed at Closing will not, (i) contravene, violate or result in a breach of the Certificate of Incorporation or bylaws of EB or any order, judgment or decree to which EB is subject or bound; (ii) require the filing with, consent, waiver, approval, license or authorization of any governmental or public authority, except in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or in connection with filings with the SEC and state securities administrators; (iii) require the consent or approval not heretofore obtained of any shareholder, security holder or creditor of EB; or (iv) result in a contravention, violation or breach of any law or regulation or any agreement, license, permit, indenture or other instrument to which EB or any of its property is subject or bound.

     (g) Brokers and Finders. Neither EB nor Heinz has employed any broker or finder or incurred liability for any brokerage fees or commissions or finders fees in connection with the transactions contemplated by this Agreement.

     Section 5.2 Representations and Warranties of Hain. Hain hereby represents and warrants to EB as follows:

          (a) Incorporation. Hain is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Authority. Hain has all requisite power and authority to execute and deliver this Agreement and any other agreements required or contemplated to be executed and delivered hereby, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of Hain, and no other corporate act or proceeding on the part of Hain is necessary to approve the execution, delivery and performance of this Agreement and any other agreements required or contemplated to be executed and delivered hereby.

          (c) Execution and Binding Effect. The Agreement has been, and at Closing will be, duly executed and delivered by a duly authorized officer of Hain and constitutes, and at Closing will constitute, the legally valid and binding obligations of Hain, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization, liquidation or other laws relating to or affecting creditors' rights or by equitable principles.

          (d) Litigation. There is no action, suit or proceeding pending or threatened against or affecting Hain or any of its rights or assets before any court or arbitrator or any governmental body, agency or official which seeks to prohibit or could adversely affect the ability of Hain to enter into this Agreement or perform its obligations hereunder or which in any manner draws into question the validity of this Agreement.

          (e) No Contravention. The execution, delivery and performance of this Agreement by Hain and the consummation of the transactions contemplated hereby and thereby do not, or if to be executed at Closing will not, (i) contravene, violate or result in a breach of the Certificate of Incorporation or bylaws of Hain or any order, judgment or decree to which Hain is subject or bound; (ii) require the filing with, consent, waiver, approval, license or authorization of any governmental or public authority, except in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or in connection with filings with the SEC and state securities administrators;
     (iii) require the consent or approval not heretofore obtained of any shareholder, security holder or creditor of Hain; or (iv) result in a contravention, violation or breach of any law or regulation or any agreement, license, permit, indenture or other instrument to which Hain or any of its property is subject or bound.

          (f) Brokers and Finders. Except as set forth in Schedule 5.2(f), Hain does not have any brokerage fees or commissions or finders fees in connection with the transactions contemplated by this Agreement.


                                   ARTICLE VI

                                    Covenants


     Section 6.1 Covenants of EB. EB hereby covenants and agrees with Hain as follows:

          (a) Access; Confidential Information. From the date hereof until the Closing Date, EB shall furnish to Hain and its representatives all information relating to the

     Trademarks, reasonably requested by Hain; provided however, that nothing contained herein shall require EB, unless approved for release by counsel, to furnish to Hain any marketing, cost and/or pricing information. Any confidential information furnished to Hain prior to or following the Closing shall be subject to the terms of the Confidentiality Agreement entered into between Heinz USA, a division of H. J. Heinz Company ("HUSA") and Hain dated August 23, 1999 and the terms of the Confidentiality Agreement dated September 1, 1999 entered into between HUSA and Hain, respectively (such agreements shall be collectively referred to as the "Confidentiality Agreements"). The provisions of such Confidentiality Agreements shall survive any termination of this Agreement.

          (b) Maintenance and Administration of Trademarks. From the date hereof until the Closing Date, EB shall maintain and administer the Trademarks in the ordinary course of business. Thereafter, EB shall reasonably cooperate with Hain in the confirmation of recordation of the appropriate chain-of-title documents to enable Hain to properly file and record the assignments pursuant to Section 6.2(e). Further, EB shall maintain the trademark applications depicted as Reference # T02096USO and Reference #T03045USO in Schedule A attached hereto through the Closing Date and shall abandon such trademark applications as soon as practicable after the Closing Date and Hain's filing of such trademark applications pursuant to
     Section 6.2(f).

          (c) Reasonable Best Efforts; Notifications. EB shall use its best reasonable efforts to fulfill its conditions to Closing and otherwise to consummate the transactions contemplated by this Agreement. Prior to Closing, EB shall as promptly as reasonably practicable notify Hain in writing of the occurrence of any event as to which it obtains knowledge that is reasonably likely to result in the failure of a condition specified in Section 7.1.

          (d) Preservation of Records. EB shall preserve and, during regular business hours and upon reasonable notice, make available to Hain and its representatives for inspection and copying all agreements, records, books and other documents pertaining to the Trademarks.

          (e) Conduct of Business. Except as provided in Section 9.5, EB shall remain in valid existence and in good standing under the laws of the State of Idaho after the Closing Date for at least seven (7) years.

          (f) Termination of Agreements. EB shall terminate the License Agreement and the HUSA Agreement as of the Closing Date.

          (g) Change of Name. EB shall change its corporate name from Earth's Best, Inc. to a name which is not confusingly similar to Earth's Best, Inc. and which, at a minimum does not include the words "Earth's", "Best", or a combination thereof. In addition, EB shall not hereafter adopt or otherwise use any trademark, service mark or tradename confusingly similar to "Earth's Best".

     Section 6.2 Covenants of Hain. Hain hereby covenants and agrees with EB as follows:

          (a) Reasonable Best Efforts; Notifications. Hain shall use its best reasonable efforts to fulfill its conditions to Closing and otherwise to consummate the transactions contemplated by this Agreement. Prior to Closing, Hain shall as promptly as reasonably practicable, notify EB in writing of the occurrence of any event as to which it obtains knowledge that is reasonably likely to result in the failure of a condition specified in Section 7.2.

          (b) Preservation of Records. Hain shall preserve and, during regular business hours and upon reasonable notice, make available to EB and its representatives for inspection and copying all agreements, records, books and other documents pertaining to the transactions contemplated by this Agreement.

          (c) Consent to Distribution of EB Products. Hain shall consent to Heinz Affiliates' continued distribution and manufacture (if applicable) of EB products in each of Canada, Australia and New Zealand from the Closing Date for a period of the earlier of (i) sixty (60) days or (ii) until such time as the Service Agreement (as defined herein) is finalized and executed by Hain and Heinz.

          (d) Assumption of Third Party Agreement. Hain shall assume EB's obligations under that certain Distribution Agreement dated May 17, 1997 by and between Nutrimedic PTE Ltd. and EB.

          (e) Recordation of Assignments. Hain shall be responsible for the filing and recordation of all U.S. and foreign trademark assignments in the relevant filing offices and shall pay all costs and fees associated therewith.

          (f) Filing of Pending Trademark Applications. On the Closing Date, Hain shall file trademark applications in the United States Trademark Office for Reference #T02096USO and #T03045USO for the designated Classes and Description of Goods for Earth's Best and Earth's Best in Farm Design as set forth in Schedule A attached hereto.

                                   ARTICLE VII

                                   CONDITIONS


     Section 7.1 Conditions to Hain's Obligations. The obligations of Hain under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any of which may be waived in whole or in part by Hain:

          (a) Accuracy of Representations and Warranties. The representations and warranties of EB contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date (except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct as of the date expressly stated).

          (b) Performance of Agreements. EB shall have performed and complied in all material respects with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          (c) Certificates. EB shall have delivered to Hain (i) a certificate of its President or any Vice President dated the Closing Date and certifying the fulfillment of the conditions set forth in this Section 7.1(a) and (b). EB shall have delivered to Hain (i) an incumbency certificate from the Secretary or an Assistant Secretary of EB and (ii) a copy of resolution of the Board of Directors of EB certified by the Secretary or an Assistant Secretary, authorizing and approving the transaction contemplated herein.

          (d) Consents. Any notices to, and declarations, filings and registrations with, and consents, approvals and waivers from governmental and regulatory agencies necessary in order to consummate the transactions contemplated hereby shall have been obtained, including expiration of the Hart-Scott-Rodino waiting period.

          (e) No Injunction. No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, or by any governmental or regulatory body, which prevents the consummation of the transactions contemplated in this Agreement.

          (f) Closing Deliveries. EB shall have delivered to Hain all deliveries to be made to it pursuant to Section 4.2.

     Section 7.2 Conditions to EB's Obligation. The obligations of EB under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived in whole or in part by EB:

          (a) Accuracy of Representations and Warranties. The representations and warranties of Hain contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date (except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct in all material respects as of the date expressly stated).

          (b) Performance of Agreements. Hain shall have performed and complied in all material respects with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          (c) Certificates. Hain shall have delivered to EB a certificate of its President or any Vice President dated the Closing Date and certifying the fulfillment of the conditions set forth in this Section 7.2(a) and (b). Hain shall have delivered to EB (i) an incumbency certificate from the Secretary or an Assistant Secretary of Hain and (ii) a copy of the Board of Directors' resolutions of Hain certified by the Secretary or an Assistant Secretary, authorizing and approving the transaction contemplated herein.

          (d) Consents. Any notices to, and declarations, filings and registrations with and consents, approvals and waivers from governmental and regulatory agencies necessary in order to consummate the transactions contemplated hereby shall have been obtained, including expiration of the Hart-Scott-Rodino waiting period.

          (e) No Injunction. No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, or by any governmental or regulatory body, which prevents the consummation of the transactions contemplated in this Agreement.

          (f) Closing Deliveries. Hain shall have delivered to EB all deliveries to be made to it pursuant to Section 4.3.

                                  ARTICLE VIII

                                 INDEMNIFICATION


     Section 8.1 Survival of Representations and Warranties and Obligations. All representations, warranties, agreements, covenants and obligations made or undertaken by the parties in this Agreement or in any document or instrument executed and delivered pursuant hereto (including the exceptions to any representations or warranties) shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto, and will remain in full force and effect unless, in respect of any agreement or covenant, some specified period is set forth in this Agreement or in any document or instrument executed and delivered pursuant hereto.

     Section 8.2 Indemnification by EB. Hain and its officers, directors, employees, successors and assigns shall be indemnified and held harmless by EB from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses), after taking into account any tax benefit with respect thereto, actually suffered or incurred by it actually arising out of or resulting from:

          (a) the breach of any representation or warranty by EB contained herein; or

          (b) the breach of any covenant or agreement by EB contained herein or in any document delivered hereunder at the Closing;

collectively ("Hain Losses").

     Section 8.3 Indemnification by Hain. EB and its respective officers, directors, employees, successors and assigns shall be indemnified and held harmless by Hain from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses), after taking into account any tax benefit with respect thereto, actually suffered or incurred by it actually arising out of or resulting from:

          (a) the breach of any representation or warranty by Hain contained herein; or

          (b) the breach of any covenant or agreement by Hain contained herein or in any document delivered hereunder at the Closing;

collectively ("EB Losses").

     Section 8.4 Indemnification Procedures. (a) For the purposes of this
Section 8.4, the term "Indemnitee" shall refer to the person indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section 8.2 or 8.3, as the case may be; the term "Indemnitor" shall refer to the person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to the "Hain Losses" or the "EB Losses", as the case may be.

     (b) An Indemnitee shall give written notice (a "Notice of Claim") to the Indemnitor within ten (10) business days after the Indemnitee has knowledge of any claim (including a Third Party Claim, as hereinafter defined) which an Indemnitee has determined has been given or could give rise to a right of indemnification under this Agreement. No failure to give such Notice of Claim within ten (10) business days as aforesaid shall affect the indemnification obligations of the Indemnitor hereunder, except to the extent Indemnitor can demonstrate such failure materially prejudiced such Indemnitor's ability to successfully defend the matter giving rise to the claim. The Notice of Claim shall state the nature of the claim, the amount of the Loss, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

     (c) The obligations and liabilities of an Indemnitor under this Article VIII with respect to those losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Article VIII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: The Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that it shall be permitted, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnitee and confirms that the Third Party Claim is one with respect to which the Indemnitor is obligated to indemnity. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor and the Indemnitee may participate by its own counsel and at its own expense in defense of such Third Party Claim. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee and the Indemnitor may participate by its own counsel and at its own expense in defense of such Third Party Action. Except for the settlement of a Third Party Claim which involves the payment of money only, no Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or de-layed. No Third Party claim may be settled by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.


                                   ARTICLE IX

                                  MISCELLANEOUS


     Section 9.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent of Hain and EB; or

          (b) by either party if the Closing shall not have occurred by December 31, 1999, provided however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (c) by either party upon the occurrence of any of the adverse events described in Section 7.1(e) or Section 7.2(e).

     In the event of termination of this Agreement by either or both of the parties pursuant to this Section 9.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and there shall be no liability on the part of the parties hereto (or their respective officers, directors or affiliates) except (a) as set forth in Section 9.2 hereof and (b) nothing herein shall relieve either party from liability for any breach hereof. The parties acknowledge that, in the event this Agreement is terminated in accordance with this Section 9.1, the Confidentiality Agreements shall remain in full force and effect.

     Section 9.2 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. The parties agree that all costs and expenses including, without limitation, fees and disbursements of counsel, incurred in connection with the filing and recordation of the U.S. and foreign trademark assignments referred to in Sections 4.2(b) and 6.2(e) shall be borne by Hain.

     Section 9.3 Waiver. The accuracy of any representation or warranty, the performance of any covenant or agreement or the fulfillment of any condition of this Agreement by Hain on the one hand or EB on the other, may be expressly waived in writing by Hain or EB, as appropriate. Any waiver hereunder shall be effective only in the specific instance and for the purpose for which given. No failure or delay on the part of Hain or EB in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 9.4 Consents. Whenever this Agreement requires a permit or consent by or on behalf of either party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Section 9.3.

     Section 9.5 Assignment; Parties in Interest. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned, including by operation of law or otherwise, by Hain without the prior written consent of EB; except that EB shall not unreasonably withhold its consent to the assignment of this Agreement. This Agreement may be assigned by EB by operation of law or otherwise without the consent of Hain. Nothing contained in this Agreement shall prevent any consolidation of EB and/or Heinz with, or merger of EB and/or Heinz into, any other corporation or corporations (whether or not affiliated with EB and/or Heinz), or shall prevent any sale, transfer or conveyance of the shares of EB and/or Heinz or the property of EB and/or Heinz as an entirety or substantially as an entirety to any person, or the assumption by another corporation of any of the obligations of EB hereunder. EB shall respond to any written request made by Hain under this Section 9.5 within twenty (20) days following receipt thereof.

     Section 9.6 Further Assurances. Each of the parties hereto agrees that, from and after the Closing, upon the reasonable request of any other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement.

     Section 9.7 Entire Agreement. This Agreement and the Stock Purchase Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement shall supersede the License Agreement. However, that certain Co-Pack Agreement by and between Hain and Heinz dated April 1, 1999, shall not be superseded and shall remain in full force and effect until such time as the parties have negotiated and entered into that certain service agreement for procurement, manufacturing and logistics (i.e. warehousing, handling and distribution) of food products (the "Service Agreement").

     Section 9.8 Amendment. This Agreement may be amended or modified in whole or in part only by a duly authorized written agreement that refers to this Agreement and is signed by the parties hereto or by their duly appointed representatives or successors.

     Section 9.9 Limitations on Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     Section 9.10 Captions. The captions in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     Section 9.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     Section 9.12 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given if personally delivered or telecopied or on the date of receipt indicated on the return receipt if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

                           Earth's Best, Inc.
                           877 West Main Street
                           Suite 510
                           Boise, Idaho 83702
                           Telecopy Number: (412) 237-3914

                           Attn:  President

                  With a copy to:

                           Heinz U.S.A.
                           1062 Progress Street

                           Pittsburgh, PA  15212
                           Telecopy Number:  412-237-5377

                           Attention:  President

                  With a copy to:

                           H. J. Heinz Company
                           600 Grant Street
                           Pittsburgh, Pennsylvania 15219
                           Telecopy Number:  412-456-6102

                           Attention:  Senior Vice President and General Counsel

                  If to Hain:

                           The Hain Food Group, Inc.
                           50 Charles Lindbergh Boulevard
                           Uniondale, New York  11553
                           Telecopy Number:  516-237-6277

                           Attention:  Senior Vice President Finance

                  With a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Telecopy Number 212-269-5420

                           Attention:  Roger Meltzer, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

     Section 9.13 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its provisions concerning conflicts or choice of law.

     Section 9.14 Transfer Taxes. All excise, sales, value added, use, registration, stamp, transfer and similar taxes, levies, charges and fees incurred in connection with this Agreement and the transactions contemplated hereby, shall be shared equally by the parties. The parties shall cooperate in providing each other appropriate resale exemption certificates and other appropriate tax documentation.

     Section 9.15 Public Announcements. All public announcements relating to this Agreement or the transactions contemplated hereby shall be made at such time and in such manner as the parties hereto shall mutually agree, except that nothing in this Agreement shall prevent a party hereto from making any disclosure in connection with the transactions contemplated by this Agreement to the extent required by law or to the extent required by any securities exchange on which a party has listed its securities provided that prior notice of such disclosure is given to the other party.

     Section 9.16 Heinz Guaranty. Heinz hereby guarantees the prompt performance by EB of its covenants and obligations hereunder. In the event of nonperformance by EB of any such covenants or obligations, Heinz shall promptly perform or cause EB to promptly perform such covenants and obligations. Heinz shall be entitled to the benefit of all defenses to and limitations on the guaranteed covenants and obligations to the same extent EB would have had such benefit, except that in no event shall the validity of this guarantee or the obligations of EB be in any way terminated, affected or impaired by its dissolution or the rejection of such obligations under any bankruptcy, insolvency or similar laws, now or hereafter enacted.

            [The remainder of this page is left intentionally blank.]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Hain, EB and Heinz as of the date first above written.

                            THE HAIN FOOD GROUP, INC.


                            By:      /s/ Irwin D. Simon
                                     ------------------------------
                            Name:    Irwin D. Simon
                            Title:   President


                            EARTH'S BEST, INC.


                            By:      /s/ Robert Yoshida
                                     ------------------------------
                            Name:    Robert Yoshida
                            Title:   President


                            H. J. HEINZ COMPANY


                            By:      /s/ Paul F. Renne
                                     ------------------------------
                            Name:    Paul F. Renne
                            Title:   Executive Vice President
                                     and Chief Financial Officer